EXHIBIT 12.1
                                CHI ENERGY, INC.
              STATEMENT REGARDING COMPUTATIONS OF RATIO/DEFICIENCY
                       OF EARNINGS TO FIXED CHARGES AND OF
   RATIO/DEFICIENCY OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (IN THOUSANDS)

                                                                                     REORGANIZED
                                                                                       COMPANY
                                                                        ---------------------------------------
                                                                         YEAR ENDED   YEAR ENDED   NOV. 8 TO
                                                                          DEC. 31      DEC. 31      DEC. 31
                                                                            1999         1998         1997
                                                                            ----         ----         ----
Income/(loss) before provision for income taxes, extraordinary item
    and cumulative effect of accounting changes                            $ 8,558     $ 7,077     $ 1,481

Add: Interest expense                                                        6,745       8,048       1,260
          Amortization of debt                                                --          --          --
          Imputed interest - operating lease  (a)                            1,148       1,268        --
                                                                           -------     -------     -------
                  Total earnings/(loss)                                    $16,451     $16,393     $ 2,741
                                                                           =======     =======     =======
Fixed charges:
          Interest expense                                                 $ 6,745     $ 8,048     $ 1,260
          Capitalized interest                                                --          --          --
          Amortization of debt                                                --          --          --
          Imputed interest - operating lease  (a)                            1,148       1,268        --
                                                                           -------     -------     -------
                                                                           $ 7,893     $ 9,316     $ 1,260
                                                                           =======     =======     =======


Ratio of earnings to fixed charges                                            2.08        1.76        2.18
                                                                           =======     =======     =======

Deficiency of earnings to fixed charges                                       --          --          --
                                                                           =======     =======     =======

Preferred dividend requirement                                                --          --          --
                                                                           =======     =======     =======

Ratio of earnings to fixed charges and preferred stock dividends              2.08        1.76        2.18
                                                                           =======     =======     =======
Deficiency of earnings to fixed charges and preferred
         stock dividends                                                      --          --          --
                                                                           =======     =======     =======


Table continued...
                                                                                     PREDECESSOR COMPANY
                                                                       ------------------------------------------------
                                                                       JULY 1 TO
                                                                         NOV. 7         FISCAL YEAR ENDED JUNE 30,
                                                                          1997         1997         1996        1995
                                                                          ----         ----         ----        ----
Income/(loss) before provision for income taxes, extraordinary item
    and cumulative effect of accounting changes                        $  (9,319)   $ (11,161)   $ (95,712)   $ (15,899)

Add: Interest expense                                                      7,741       29,591       26,876       21,778
          Amortization of debt                                               108          448          448          448
          Imputed interest - operating lease  (a)                            677        1,436        1,533        1,621
                                                                       ---------    ---------    ---------    ---------
                  Total earnings/(loss)                                $    (793)   $  20,314    $ (66,855)   $   7,948
                                                                       =========    =========    =========    =========
Fixed charges:
          Interest expense                                             $   7,741    $  29,591    $  26,876    $  21,778
          Capitalized interest                                                68          189        1,705        2,951
          Amortization of debt                                               108          448          448          448
          Imputed interest - operating lease  (a)                            677        1,436        1,533        1,621
                                                                       ---------    ---------    ---------    ---------
                                                                       $   8,594    $  31,664    $  30,562    $  26,798
                                                                       =========    =========    =========    =========


Ratio of earnings to fixed charges                                          --           --           --           --
                                                                       =========    =========    =========    =========

Deficiency of earnings to fixed charges                                $   9,387    $  11,350    $  97,417    $  18,850
                                                                       =========    =========    =========    =========

Preferred dividend requirement                                         $   6,060    $  25,891    $  23,732    $  22,108
                                                                       =========    =========    =========    =========

Ratio of earnings to fixed charges and preferred stock dividends            --           --           --           --
                                                                       =========    =========    =========    =========
Deficiency of earnings to fixed charges and preferred
         stock dividends                                               $  15,447    $  37,241    $ 121,149    $  40,958
                                                                       =========    =========    =========    =========



(a) The percent of rent included above represents a reasonable approximation of the interest factor.